EX-99.77.Q1(f)
LETTER FROM ACCOUNTANT PURSUANT TO SUB-ITEM 77K


February 22, 2000

Confirmation of fax sent on February 22, 2000


Ms. Sherry Davis
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110

Dear Ms. Davis:

This is to provide written confirmation that on July 1, 1999, PricewaterhouseCoopers LLP (PwC) informed the chairman of the audit committee and management of U.S. Global Investors Funds (Trust) that they declined to stand for reappointment, upon the completion of the audit of the June 30, 1999, financial statements of the Trust.

The Trust confirms the following:

o The reports of PwC on the financial statements for the past two fiscal years ended June 30, 1999, and June 30, 1998, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

o The Trust Audit Committee participated in and approved the selection of new independent accountants.

o In connection with its audits for the two most recent fiscal years ended June 30, 1999, and June 30, 1998, and through August 23, 1999, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on the financial statements for such years.

Please furnish us with a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the statements made is this letter and, if not, stating the respects in which it does not agree. Call me if you have any questions about this matter.

Sincerely,

Susan B. McGee

Susan B. McGee
Executive Vice President
U.S. Global Investors Funds

SBM:kle
via Federal Express
cc: Bill Donohue via fax
    Tracy Peterson

                                7900 Callaghan Road
                                ...........................
                                MAIL ADDRESS:
                                P.O. Box 781234
                                San Antonio, Texas
                                78278-1234
                                ...........................
                                Tel 210-308-1234
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                                1-800-US-FUNDS
                                ...........................
                                Fax 210-308-1223
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                                email shsvc@usfunds.com

=============================================================


                                           160 Federal Street
                                             Boston, MA 02110
                                     Telephone (617) 439-4390

February 22, 2000

Securities and Exchange Commission
40 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

                           U.S. Global Investors Funds

We have read the letter dated February 9, 2000 from Susan B. McGee, Executive Vice President, U.S. Global Investors Funds, which we understand will be filed in response to Sub-Item 77 K of Form N-SAR for the six month period ending December 31, 1999. We are in agreement with the statements concerning our firm in such Form N-SAR.

Yours very truly,

/s/ PricewaterhouseCoopers LLP